As filed with the Securities and Exchange Commission on November 10, 1998
                                                     Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                               DIGITAL RIVER, INC.
             (Exact name of registrant as specified in its charter)

                              --------------------

               DELAWARE                              41-1901640
      (State of Incorporation)            (I.R.S. Employer Identification No.)

                        9625 WEST 76TH STREET, SUITE 150
                          EDEN PRAIRIE, MINNESOTA 55344
                                 (612) 253-1234
                    (Address of principal executive offices)

                             1998 STOCK OPTION PLAN
                             NON-PLAN OPTION GRANTS
                            (Full title of the plan)

                                 JOEL A. RONNING
                             CHIEF EXECUTIVE OFFICER
                        9625 WEST 76TH STREET, SUITE 150
                          EDEN PRAIRIE, MINNESOTA 55344
                                  (612) 253-1234

              (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              --------------------

                                   Copies to:

                             JEFFREY S. ZIMMAN, ESQ.
                            MICHAEL J. SULLIVAN, ESQ.
                               COOLEY GODWARD LLP
                         ONE MARITIME PLAZA, 20TH FLOOR
                             SAN FRANCISCO, CA 94111
                                 (415) 693-2000

                              --------------------

                         CALCULATION OF REGISTRATION FEE

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                                                      PROPOSED MAXIMUM       PROPOSED MAXIMUM
 TITLE OF SECURITIES TO        AMOUNT TO BE          OFFERING PRICE PER     AGGREGATE OFFERING
      BE REGISTERED             REGISTERED                SHARE (1)              PRICE (1)             AMOUNT OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Stock Options and Common
Stock (par value $.01)       2,922,549 shares        $4.3934 - $11.4375         $19,679,824                $5,471
---------------------------------------------------------------------------------------------------------------------------------
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

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price are based upon (a) the weighted average exercise price for shares subject to outstanding options (i) granted pursuant to Digital River, Inc.'s (the "Company") 1998 Stock Option Plan and (ii) granted outside of the Company's 1998 Stock Option Plan and (b) the average of the high and low prices of Registrant's Common Stock on November 5, 1998 as reported on the Nasdaq National Market.

The chart below details the calculations of the registration fee:

-------------------------------------------------------------------------------------------------------------
                                                                   OFFERING PRICE PER    AGGREGATE OFFERING
              SECURITIES                       NUMBER OF SHARES          SHARE                  PRICE
-------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to
outstanding options under the 1998
Stock Option Plan                                 1,698,876            $4.3934 (1)(a)        $7,463,842

-------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to the 1998
Stock Option Plan                                   617,791          $11.4375 (1)(b)         $7,065,985

-------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to
outstanding options granted outside
of the 1998 Stock Option Plan                       605,882              $8.50 (1)(a)        $5,149,997

-------------------------------------------------------------------------------------------------------------
Proposed Maximum Offering
Price                                                                                        $19,679,824

-------------------------------------------------------------------------------------------------------------
Registration Fee                                                                             $5,471

-------------------------------------------------------------------------------------------------------------



                                      1.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Digital River, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

     (a) The Company's prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), on August 12, 1998 (No. 333-56787).

     (b) The description of the Company's Common Stock which is contained in the Registration Statement on Form 8-A filed July 20, 1998, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                 INTERESTS OF NAMED EXPERTS AND COUNSEL

     The legality of the Common Stock offered hereby will be passed upon for the Company by Cooley Godward LLP, Palo Alto, California ("Cooley Godward"). As of the date of this prospectus, certain members of Cooley Godward own an aggregate of approximately 1,500 shares of the Registrant's Common Stock.

                INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the Delaware General Corporation Law the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company's By-laws require the Company to indemnify its directors and executive officers, and permit the Company to indemnify its other officers, employees and other agents, to the extent permitted by Delaware law. Under the Company's By-laws, indemnified parties are entitled to indemnification for negligence, gross negligence and otherwise to the fullest extent permitted by law. The By-laws also require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

     The Company has entered into indemnity agreements with each of its directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law. The Company also maintains an insurance policy for its directors and executive officers insuring against certain liabilities arising in their capacities as such.


                                      2.

                                  EXHIBITS

EXHIBIT
NUMBER
4.1*              Amended and Restated Certificate of Incorporation of the Company.

4.2*              Amended and Restated Bylaws of the Company.

5.1               Opinion of Cooley Godward LLP.

23.1              Consent of Arthur Andersen LLP, Independent Public Accountants.

23.3              Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.

24.1              Power of Attorney is contained on the signature pages.

99.1*             1998 Stock Option Plan.

99.2              Form of Incentive Stock Option Agreement under the 1998 Stock Option Plan.

99.3              Form of Nonincentive Stock Option Agreement under the 1998 Stock Option Plan.

99.4              Form of Non-Statutory Stock Option Granted Outside of the 1998 Stock Option Plan.

-------------
* Documents incorporated by reference from the Company's Registration Statement on Form S-1, as amended (333-56787), filed with the SEC on June 12, 1998.

                                UNDERTAKINGS

1.   The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                      3.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                      4.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on November 9, 1998.

                                       DIGITAL RIVER, INC.

                                       By     /s/ Joel A. Ronning
                                         ---------------------------------
                                              Joel A. Ronning
                                       Title: Chief Executive Officer and
                                              Director

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joel A. Ronning and Robert E. Strawman and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                             TITLE                                       DATE
     /s/ Joel A. Ronning                              Chief Executive Officer and Director        November 9, 1998
--------------------------------------------          (Principal Executive Officer)
     Joel A. Ronning


     /s/ Robert E. Strawman                           Chief Financial Officer and Treasurer       November 9, 1998
--------------------------------------------          (Principal Financial Officer and
    Robert E. Strawman                                Accounting Officer)


     /s/ Perry W. Steiner                             Director                                    November 9, 1998
--------------------------------------------
     Perry W. Steiner


                                      5.


 /s/ Thomas F. Madison                                Director                                    November 9, 1998
--------------------------------------------
     Thomas F. Madison


                                                      Director                                    November __, 1998
--------------------------------------------
     Charles E. Reese, Jr.


     /s/ Christopher J. Sharples                      Director                                    November 6, 1998
--------------------------------------------
     Christopher J. Sharples


     /s/ J. Paul Thorin                               Director                                    November 9, 1998
--------------------------------------------
     J. Paul Thorin


     /s/ Timothy C. Choate                            Director                                    November 5, 1998
--------------------------------------------
     Timothy C. Choate


                                      6.

                                  EXHIBIT INDEX

EXHIBIT
NUMBER
4.1*              Amended and Restated Certificate of Incorporation of the Company.

4.2*              Amended and Restated Bylaws of the Company.

5.1               Opinion of Cooley Godward LLP.

23.1              Consent of Arthur Andersen LLP, Independent Public Accountants.

23.3              Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.

24.1              Power of Attorney is contained on the signature pages.

99.1*             1998 Stock Option Plan.

99.2              Form of Incentive Stock Option Agreement under the 1998 Stock Option Plan.

99.3              Form of Nonincentive Stock Option Agreement under the 1998 Stock Option Plan.

99.4              Form of Non-Statutory Stock Option Granted Outside of the 1998 Stock Option Plan.

-------------
* Documents incorporated by reference from the Company's Registration Statement on Form S-1, as amended (333-56787), filed with the SEC on June 12, 1998.